                                                                    EXHIBIT 20.1

                         NovaStar Home Equity Loan Trust
                  NovaStar Home Equity Loan Asset-Backed Notes
                                  Series 1998-1

                             Statement To Bondholder

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
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                                                    DISTRIBUTIONS IN DOLLARS

                              PRIOR                                                           CUMULATIVE                CURRENT
           ORIGINAL         PRINCIPAL                                               REALIZED   REALIZED    DEFERRED    PRINCIPAL
  CLASS   FACE VALUE         BALANCE         INTEREST     PRINCIPAL      TOTAL       LOSSES     LOSSES     INTEREST     BALANCE
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BONDS    300,000,000.00   283,017,598.79  1,335,784.10  4,546,755.87  5,882,539.97    0.00       0.00       0.00     278,470,842.92

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TOTALS   300,000,000.00   283,017,598.79  1,335,784.10  4,546,755.87  5,882,539.97    0.00       0.00       0.00     278,470,842.92
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
Maximum Bond Interest Rate                                                                                            13.50000%
Available Funds Interest Rate                                                                                          9.03953%
Bond Interest Rate                                                                                                     5.66375%





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                         FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                        PASS-THROUGH
                                                                                                                   RATES
                                PRIOR                                                  CURRENT
                              PRINCIPAL                                               PRINCIPAL
  CLASS          CUSIP         BALANCE        INTEREST     PRINCIPAL      TOTAL        BALANCE          CURRENT             NEXT
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  BONDS        66987XAA3        943.39        4.452614     15.155853     19.608467      928.24         5.663750%          5.289380%




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
Seller:                           NovaStar Financial, Inc.
Servicer:                      NovaStar Mortgage Corporation
Record Date:                          October 31, 1998
Distribution Date:                    October 26, 1998
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                                                                                                                         Page 1 of 2
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

                         NovaStar Home Equity Loan Trust
                  NovaStar Home Equity Loan Asset-Backed Notes
                                  Series 1998-1

                             Statement To Bondholder

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Distribution Date:           October 26, 1998
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Aggregate Collections From the Mortgage Loans
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Total Collection on Pool                                                   6,038,035.87
Total Servicer Advances                                                            0.00
Total Compensating Interest                                                        0.00
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Available Funds Cap Carry-Forward Amount                                                                                 0.00
Aggregate Unpaid Available Funds Cap Carry-Forward Amount                                                                0.00

Current Period Insured Payments Paid by Insurer                                                                          0.00
Aggregate Unreimbursed Insured Amounts Payable to Insurer                                                                0.00

Aggregate Beginning Principal Balance of Mortgage Loans                                                        290,411,192.71
Aggregate Ending Principal Balance of Mortgage Loans                                                           286,829,114.74

Required Subordination Amount                                                                                   15,454,546.00
Current Subordination Amount                                                                                     8,358,271.82
Subordination Increase Amount                                                                                      964,677.90
Subordination Reduction Amount                                                                                           0.00
Net Monthly Excess Cashflow                                                                                              0.00
Unpaid Accrued Interest                                                                                                  0.00
Current Realized Loss on Mortgage Loans                                                                                  0.00
Aggregate Realized Loss on Mortgage Loans                                                                                0.00

Weighted Average Net Mortgage Rate                                                                                9.47993367%


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DELINQUENCY            DELINQUENT          DELINQUENT       DELINQUENT         LOANS IN           REO
INFORMATION            30-59 DAYS          60-89 DAYS       90 + DAYS        FORECLOSURE        PROPERTY
------------------------------------------------------------------------------------------------------------

PRINCIPAL BALANCE     5,427,494.49        2,967,481.48     5,915,562.99       5,562,094.01     437,499.56
NUMBER OF LOANS                 51                  30               55                 46              6
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REPURCHASE                          Current           Cumulative
INFORMATION                         Period             History
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PRINCIPAL BALANCE                     0.00               0.00
NUMBER OF LOANS                          0                  0
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Cumulative Loss Percentage                                                                                           0.00000%
Delinquency Percentage                                                                                               2.06240%
Rolling Delinquency Percentage                                                                                       1.98363%

Prepayment Interest Shortfalls                                                                                           0.00
Relief Act Shortfalls                                                                                                    0.00






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